[ EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS ]


                           [ Letterhead ]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to (a) the incorporation by reference, in the Registration Statement of Moller International, Inc. on Form S-8, of our report dated 26 September, 2003, relating to the financial statements of Moller International, Inc. and Subsidiary as of June 30, 2003 and June 30, 2002, and for the years ended June 30, 2003, 2002 and 2001; and (b) the reference to our firm in the Registration Statement under the caption "Experts" or elsewhere.


/s/ Vavrinek, Trine, Day & Co., LLP
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San Jose, California
January 21, 2004